Exhibit 5

To: November 13, 2018

B.O.S. Better Online Solutions Ltd.

20 Freiman St., Rishon Le-Zion

Israel 7535825

Ladies and Gentlemen:

We have acted as Israeli counsel to B.O.S. Better Online Solutions Ltd. (the “Company”), an Israeli corporation, in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of an additional 200,000 Ordinary Shares, nominal value NIS 80.00 per share, of the Company to be granted under the 2003 Israeli Share Option Plan (the “Share Option Plan”).

In so acting, we have examined such corporate documents and have made such investigation of matters of fact and law as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, we have relied, without independent investigation, upon statements and certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.

We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

Based upon such examination and investigation, and upon the assumption that there will be no material changes in the documents examined and the matters investigated, we are of the opinion that the 200,000 Ordinary Shares which are the subject of the Registration Statement, have been duly authorized by the Company and that, when issued upon the exercise of options in accordance with the terms of the Share Option Plan, will be validly issued, fully paid and nonassessable.

This opinion is furnished to you solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7(a) of the Securities Act of 1933, as amended or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gornitzky & Co.

Gornitzky & Co.

Pinhas Rubin

Moriel Matalon

Jack Smith

Eyal Marom

Ofer Tzur

Itay Geffen

Eyal Raz

Erez Harel

Chaim Y. Friedland*

Lior Porat

Yaron Elhawi

Sharon Werker-Sagy

Elite Elkon

Eli Elya

Shlomo Cohen

Daniel Paserman(CPA)

Gil Grady (CPA)

Noam Ronen

Eli Cohen

Kfir Yadgar

Timor Belan

Avi D. Pelossof

Aviram Handel

Daniel Marcus

Shlomo Landress*

Yair Shiloni

Joseph D. Gross***

Harel Shaham

Ari Fried**

Orly Tenennbaum

Idan Baki

Shiri Shani

Sagit Ohana-Livne

Avner Finkelshtein

Michael Ayalon

Nurit Traurik

Tamar Cohen

Lior Relevy

Ofer Fleischer

Ziv Rotenberg

Adi Ben-Hur Efroni

Inbal Zackay-Horev

Itai Itzkovich

Ronit Rozenstein-Barel

Shlomo Aviad Zider

Ori Yitzhak

Itzchak Lazar

Yiftach Farber

Adi Nahmias-Twina

Inbal Badner

Asaf Avtuvi

Yehonatan Raff

Uri Heller

Oded Uni

Nir Keidar

Assaf Harel

Hila Shimon

Saray Aharony (CPA)

Yoad Cohavy

Sarit Naaman Shaag

Itay Rubin

Shimon Moyal

Maya Hoftman

Ehud Katzenelson

Gila Ponte-Shlush***

Assaf Prussak

Avi Meer*

Daniel Skald (CPA)

Reut Oshaya Holzer

Sharon Zeitouni

Daniel Lasry

Ariel Zeewi

Nir Erez

Shani Mizrahi

Tigist Bayleyei-Salomon

Lior Baran

Neta Peled

Alon Peled

Yoav Meer*

Joanna Yanowsky

Sagi Padureanu

Itamar Ben Yehuda

Lior Grinblat

Amit Levy

Tal Sela

Ori Smith

Nuna Lerner

Shirin Gabbay-Metzger

Elinor Lavie Vardi

Noga Haruvi

Yael Kleinman

Shani Sahar

Inbar Barak-Bilu (CPA)

Adi Haya Raban

Liron Gilor

Nimrod Saville

Dana Suidman

Dan Fisher

Yechiel Zipori

Sharon Ohayon

Amnon Biss

Aviad Rabinowitz

Tom Alkalay

Shimrit Moshe

Shahar Oshri

Ariel Sheinkman

Idan Zohar

Tamar Barchad (CPA)

Nir Knoll*

Natalie Dragot

Shani Weiss

Samuel Berkowitz****

Marina Portugalov

Oleg Omeli

Adi Shoval

Maor Israeli

Moshe Sevi

Moran Ben Moshe

Yaad Gordon

Hagar Peleg

Smadar Ron

Noa Schweitzer Amar

Roni Sharon Aviram

Nofar Arad

Ayala Livni Shoham

Shira Plotnik

Yehonatan Prussak

Elona Lerner

Maya Rechnitz

Raz Karni

Zeev Bienenstock

Daniel Barlev

Maya Dvir

Alex Lazarovich

Coral Leshez

Inbal Navon

Alex Feldsher

Lior Sharabi

Netanel Kahana

Yuval Kaplan

Assaf Hasson

Karin Avichail

Noy Greenberg

Asaf Alterman

Karin Blank

Netalee Aviv

Amir Tzemach

Liron Karass

Dalia Karzbrun (CPA)

Sharon Reingwirtz

Gani Shani

Karin Shani

Alon Shecheransky

Noa Even Sapir

Dafna Sidkiyahu

Amit Kappon

Avigail Labaton

Tomer Basson

Danielle Fadlon

Amit Ron

Inbal Ronel

Sharon Strauss

Yitzhak Hefetz

Roy Eilon

Isack V. Hasday

Astar Shechter

Shahar Schleifer

Shmuel Matan Ben-Guigui

Niv Braverman

Anat Zehavi

Yael Hana Tikotsky

Hana Atias

Laura Tal Hadar

Tal Cohen

Yaara Suesskind

Oren Meiri

Netanel Nehemya

Anat Primovich

Omer Rousso Haezrachy

Omer Razin

Ran Shamia

Avidor Lapid (CPA)

Lilach Shamir (CPA)

Coral Ashkeloni

Ygal Vilshanskiy

Amit Tal

Inbar Nisim Katz

Omri Katz

Shir Hershkovits

Toot Salles

Hila Sabah

Kobi Shetret

Inbar Boiangio

David Chester

Michal Lavi-Sneh

Netta Oyerbach

Lee Cohen

Sirage Satel

Stav Tayar

____________

Zvi Ephrat, Senior Counsel

Zvi Sohar, Of-Counsel

Rani M. Haj-Yachya, Of-Counsel

Tel-Aviv: 45 Rothschild Blvd., Herzliya: 1 Abba Eban Blvd

Phone: +972-3-7109191 Fax: +972-3-5606555

E-mail address: office@gornitzky.com P.O.B 29141 Tel-Aviv 6578403 Israel

Advocates&Notaries

www.gornitzky.com

ESTABLISHED - 1938

Eric J. Gornitzky Boaz Nahir Ariel Zelichov Dalia Ronen Hagar Alon-Windman Daphna Talgam	(1921 – 1997) (1930 – 2006) (1955 – 2009) (1956 – 2000) (1978 – 2013) (1954 – 2015)	* Member of the New York State Bar ** Member of the New York State Bar and Massachusetts Bar *** Solicitor in England & Wales **** Solicitor in the State of Victoria, Australia